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                                                                 Exhibit (99.1a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Lifeline Systems, Inc. on Form S-8 (File Nos.33-40684, 33-58632, 33-79294, 33-
59499, 333-03949, 333-03953, 333-03951) of our report dated June 27, 1998, on our audits of the financial statements of the Lifeline Employees' Savings and Investment Plan as of December 31, 1997 and 1996 and for the years then ended, which report is included in this Annual Report on Form 11-K.


                                             /s/ PricewaterhouseCoopers, LLP

Boston, Massachusetts                        PricewaterhouseCoopers, LLP
August 5, 1998